Exhibit 10.4

FIRST AMENDMENT TO COMMERCIAL
BUSINESS LOAN AGREEMENT FOR TERM LOANS AND LINES OF CREDIT

THIS FIRST AMENDMENT TO COMMERICAL BUSINESS LOAN AGREEMENT FOR TERM LOANS AND LINES OF CREDIT (this “First Amendment”) is dated March 19, 2019, by and among VIEMED, INC., a Delaware corporation (“Viemed”), SLEEP MANAGEMENT, L.L.C. (“Sleep Management”), a Louisiana limited liability company, and HOME SLEEP DELIVERED, L.L.C. (“Home Sleep”), a Louisiana limited liability company (collectively, the “Borrower”), and HANCOCK WHITNEY BANK, a Mississippi state chartered bank, formally known as Whitney Bank (the “Lender”).  The Borrower, Guarantor, if any, and any other person who may be liable now or in the future for any portion of any Loans are referred to as “Obligor”, which term means individually, collectively, and interchangeably any, each and/or all of them.

R E C I T A L S:

A.          Borrower and Lender are parties to that certain Commercial Business Loan Agreement for Term Loans and Lines of Credit dated February 21, 2018, pursuant to which the Lender established in favor of Borrower, among other things, a revolving line of credit in the maximum aggregate principal amount of $5,000,000.00 (collectively, with all past, present and future amendments and/or restatements, the “Agreement”).

B.           Borrower has now applied to Lender for a two (2) year renewal and increase of Borrower’s existing revolving line of credit.

C.           Lender, subject to the terms and conditions of this First Amendment, has agreed to Borrower’s requests.

NOW, THEREFORE, in consideration of the mutual covenants hereunder set forth, Borrower and Lender do hereby covenant and agree to amend the Agreement as follows:

1.           Revisions to Article A – The Loan or Loans.

A.           The first subsection of Section A of the Agreement, entitled “A LINE OF CREDIT LOAN,” is hereby deleted in its entirety and replaced as follows:

A LINE OF CREDIT LOAN  (the “Line of Credit,” which term shall include all renewals, extensions or modifications thereof) to Borrower in the maximum principal amount of Ten Million and no/100 ($10,000,000.00) dollars, bearing interest at the rate of One Month ICE LIBOR plus 3.00% per annum from date of advance until paid, payable in monthly installments of interest only, payable in arrears, commencing on April 19, 2019, and continuing on the same day of each month thereafter, with a final payment of all principal and outstanding interest due and payable on March 19, 2021.  The Line of Credit shall be represented by Bank’s standard form of commercial note containing additional terms and conditions (the “Revolving Note”).  The term “One Month ICE LIBOR” shall have the meaning set forth in the Revolving Note, and, notwithstanding any other provision of this Agreement, at no time shall the interest rate on the Revolving Note be less than four percent (4.00%) per annum.

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B.           The second subsection of Section A of the Agreement, entitled “BORROWING BASE,” is hereby deleted in its entirety

C.          The third subsection of Section A of the Agreement, entitled “LETTER OF CREDIT SUBLIMIT,” is hereby deleted in its entirety and replaced as follows:

LETTER OF CREDIT SUBLIMIT.  As a subfeature under the Line of Credit, the Bank may from time to time issue letters of credit for the account of Borrower (each a “Letter of Credit”); provided, however, that (i) the form and substance of each Letter of Credit shall be subject to approval by Bank in its sole and absolute discretion; (ii) Borrower shall execute and deliver any and all such applications, letter of credit reimbursement agreements and/or other documents or instruments as Bank shall require; and (iii) Borrower shall pay to Bank such fees as Bank normally and customarily charges for the issuance of Letters of Credit.  In addition, the aggregate drawn and undrawn amount of all outstanding Letters of Credit shall not at any time (i) exceed the total aggregate amount of $2,000,000.00; and/or (ii) exceed the remaining availability under the Line of Credit.

2.           Revisions to Article C – Use of Proceeds.  Section C of the Agreement, entitled “Use of Proceeds,” is hereby deleted in its entirety and replaced as follows:

C.          USE OF PROCEEDS.  The proceeds from the Loan will be used for the following purpose(s):  (1) working capital and general corporate purposes with a letter of credit sublimit of $2,000,000.00; and (2) Permitted Acquisitions pursuant to Subsection D(15), below.

3.           Revisions to Article D – Representations, Warranties and Covenants.

A.        Section D(3)(a)(iii) of the Agreement, entitled “Borrowing Base Certificates,” and Section D(3)(a)(iv) of the Agreement, entitled “Accounts Receivable Aging,” are hereby deleted in their entirety.

B.           New Section D(3)(a)(iii), entitled “Compliance Certificate,” is hereby added to the Agreement as follows:

(iii)        Compliance Certificate:  As soon as available, but in no event later than forty-five (45) days after the close of the first three (3) quarters of the fiscal year (March 31st, June 30th, and September 30th) and one hundred twenty (120) days after the close of final quarter of the fiscal year (December 31st), a current compliance certificate of Borrower, in the form attached hereto as Exhibit “A”, certified by an appropriate executive officer of Obligor.

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C.           Subsection D(8) of the Agreement, entitled “Financial Covenants and Ratios,” is hereby deleted in its entirety and replaced as follows:

(8)          Financial Covenants and Ratios.  Borrower shall comply with the following covenants and ratios:

(a)         Total Debt to Adjusted EBITDA Ratio.  Borrower, on a consolidated basis, shall maintain a maximum “Total Debt to Adjusted EBITDA Ratio” of not more than 1.50 to 1.00.  Total Debt to Adjusted EBITDA Ratio shall equal Total Debt divided by Adjusted EBITDA.  “Total Debt” is defined as debt for borrowed money plus capitalized leases. “Adjusted EBITDA” is defined as net income before taxation plus depreciation expense plus amortization expense plus interest expense plus stock-based compensation plus non-cash/non-recurring gain or loss.  Non-cash/non-recurring gains or losses shall not exceed $500,000.00 without Bank’s approval.  This covenant shall be tested quarterly (as of March 31st, June 30th, September 30th, and December 31st) on a rolling four quarters basis.

(b)         Fixed Charge Coverage Ratio.   Borrower, on a consolidated basis, shall maintain a minimum “Fixed Charge Coverage Ratio” of not less than 1.35 to 1.00.  “Fixed Charge Coverage Ratio” shall equal (Adjusted EBITDAR less dividends) divided by current maturing long-term debt (prior period) plus current maturing capital lease obligations (prior period) plus interest expense plus lease expense (COGS & G&A) plus cash taxes.  Current maturing long-term debt (CMLTD) and current maturing capital lease obligations (CMCLO) shall exclude any balloon payments and the maturity of the Revolving Note.  “Adjusted EBITDAR” is defined as net income before taxation plus depreciation expense plus amortization expense plus interest expense plus stock-based compensation plus non-cash/non-recurring gain or loss plus lease expense (COGS & G&A).  Non-cash/non-recurring gains or losses shall not exceed $500,000.00 without Bank’s approval.  This covenant shall be tested quarterly (as of March 31st, June 30th, September 30th, and December 31st) on a rolling four quarters basis.

(c)          Minimum Working Capital.  Borrower shall maintain minimum “Working Capital” of at least $2,500,000.00.  “Working Capital” is defined as total current assets less total current liabilities.  This covenant shall be tested quarterly (as of March 31st, June 30th, September 30th, and December 31st) beginning September 30, 2019.

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D.           New Subsection D(15), entitled “Acquisitions,” is hereby added to the Agreement as follows:

(15)        Acquisitions.  Borrower shall comply with the following terms and conditions with respect to any Acquisition during the term and existence of this Agreement.

(i)           Definitions.  As used in this Agreement, the following capitalized terms shall have the meanings set forth herein:

(a)         “Acquisition” means the acquisition (or series of related acquisitions), whether by purchase, merger, consolidation, or otherwise, by Borrower (or any combination of Borrower) of (i) the majority of the capital stock of, (ii) the majority of the assets of (whether by value, quantity, or otherwise), and/or (iii) an otherwise controlling interest in, any Target Entity.

(b)        “Consideration” means any and all items of value paid or given by Borrower in an Acquisition, whether in cash, securities, assets (whether tangible or intangible), services, instruments, indebtedness, guaranties, and/or other items of value (or any combination thereof), and regardless of whether such value is paid or given at the closing of the Acquisition or at a later date (or any combination thereof).

(c)       “Permitted Acquisition” means any Acquisition satisfying each of the requirements set forth in Subsection D(15)(ii), below.

(d)         “Target Entity” means the entity, or division or line of business of such entity, which is the subject of an Acquisition.

(e)         “Target Entity Information” means (1) brief description of the proposed Acquisition; (2) a copy of the most recent drafts of the Acquisition documents and, at least one Business Day prior to the closing of an Acquisition, an executed copy of the Acquisition agreement and any ancillary documents related thereto as required by the Lender; (3) a description of the Acquisition consideration; (4) an organizational chart of the Borrower taking into account the Acquisition; (5) Lien search results and lien releases regarding the Target Entity; (6) Payoff letters for outstanding debt of the Target Entity; (7) for Acquisitions involving Consideration of $3,000,000.00 or more, upon the request of Lender, an externally generated quality of earnings report; (8) Financial statements of the proposed Target Entity (balance sheets, income statements, and statements of cash flows) by month, for the most recent 12 month period; (9) if applicable for the proposed Target Entity, any file concerning pending or threatened litigation or administrative proceedings, foreign or domestic, inquiries or investigations involving the Target Entity or any of its subsidiaries or the agents of the foregoing, including copies of pleadings, briefs, depositions, and correspondence; (10) a flow of funds regarding the Acquisition; and (11) Such other information about the Target Entity as may be reasonably required by Lender.

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(ii)        Permitted Acquisitions.  Borrower may close any Acquisition, and may use proceeds from the Line of Credit to form all or a portion of the required Consideration for such Acquisition, upon full satisfaction by Borrower of the requirements set forth in this Subsection D(15)(ii):

(a)         The Target Entity is in the same or similar line of business as Borrower as of the date of this Agreement;

(b)         The Target Entity has its primary operations in the United States of America;

(c)        The Acquisition has been approved by the board of directors, shareholders, and/or other controlling body of the Target Entity (without substantially replacing or bypassing the board of directors and/or other controlling body), and is not a “hostile” Acquisition;

(d)      The aggregate Consideration for the Acquisition does not exceed $5,000,000.00, whether paid at closing or thereafter;

(e)       Borrower shall have notified the Lender not less than 10 business days (or such shorter time period as may be agreed to be the Lender) prior to any such Acquisition;

(f)        If a new subsidiary of Borrower is formed or acquired as a result of or in connection with the Acquisition, the subsidiary shall join in this Agreement and as a co-borrower on any then-existing Loans and/or promissory notes of Borrower;

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(g)       Any property and assets (inventory, equipment, accounts, securities, real estate, vehicles, etc.) acquired by Borrower as a result of an Acquisition, including without limitation all property and assets of any subsidiary formed or acquired as a result of or in connection with an Acquisition, shall be pledged as security for any then-existing Loans and/or promissory notes of Borrower;

(h)        No default or event of default shall exist under this Agreement and/or any other Loan Documents, including with respect to the covenants on a proforma basis, prior to the Acquisition and/or as a result of such Acquisition;

(i)          Borrower, on a consolidated basis, shall maintain a leverage ratio on a proforma basis of not more than 1.50x;

(j)       Borrower shall have delivered to the Lender a compliance certificate evidencing Borrower’s compliance with subsections (g) and (h), above, prior to the closing of the Acquisition; and

(k)         Borrower shall have provided Lender the Target Entity Information.

(iii)         Acquisition in Excess of $5,000,000.  In addition to full compliance with the requirements set forth in Subsection 15(D)(ii), above, Borrower shall obtain Bank’s prior written consent, which consent may be withheld in Bank’s sole discretion, for any proposed Acquisition having Consideration in excess of $5,000,000.00.

4.          Expenses.  Borrower will pay all of the costs, expenses and fees incurred in connection with the Agreement, as documented pursuant to the original Agreement, as modified by this First Amendment and any future amendments, including attorneys’ fees and appraisal fees.

5.         Confirmation of Loan Documents and Security.  Each Obligor understands and agrees that all other terms, conditions, and provisions of the Agreement and/or the Loan Documents shall remain in full force and effect.  All of the liens, privileges, mortgages, security interests, priorities, and equities existing and to exist under and in accordance with the terms of the Agreement, as amended, the Revolving Note, and the Loan Documents are hereby extended and carried forward as security for the Agreement, the Revolving Note, the Loans, and all other indebtedness, obligations, and liabilities of the Borrower to Lender.

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6.         Representations; Resolutions.  As of the date hereof, and after giving effect to this First Amendment, each Obligor confirms, reaffirms, and restates the representations and warranties set forth in the Agreement and the Loan Documents.  Each Obligor further confirms and reaffirms each and every resolution, certificate, consent, and/or other authorization provided to Lender, and further represents that each such resolution, certificate, consent, and/or other authorization (i) remains in full force and effect, (ii) stands of record on the books of such Obligor, and (iii) may be relied upon by Lender, including without limitation the Authorizations given by Borrower and Guarantor on or about February 21, 2018, as well as any before or after.

7.         No Right of Setoff; Release of Claims.  Borrower acknowledges that as of the date of this First Amendment, Borrower has no right to setoff any amount against the amounts owed by Borrower to Lender.  In consideration of this First Amendment, each Obligor further releases Lender from any and all claims arising on or prior to the date of this First Amendment, known or unknown, in connection with the Agreement, the Loans, the Revolving Note, and/or the Loan Documents.

8.          No Course of Dealing.  This First Amendment shall not establish a course of dealing or be construed as evidence of any willingness on Lender’s part to grant other or future amendments, should any be requested, and Lender is under no obligation to grant or approve such other or future amendments.

9.       AMENDMENT.  THE AGREEMENT AND THIS FIRST AMENDMENT ARE CREDIT OR LOAN AGREEMENTS AS DESCRIBED IN LOUISIANA REVISED STATUTES 6:1121, ET SEQ. THERE ARE NO ORAL AGREEMENTS BETWEEN LENDER AND ANY OBLIGOR.  THE AGREEMENT, AS AMENDED BY THIS FIRST AMENDMENT, THE REVOLVING NOTE, AND THE LOAN DOCUMENTS SET FORTH THE ENTIRE AGREEMENT OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDE ALL PRIOR WRITTEN AND ORAL UNDERSTANDINGS BETWEEN THE PARTIES WITH RESPECT TO THE MATTERS HEREIN SET FORTH. THE AGREEMENT, AS AMENDED BY THIS FIRST AMENDMENT, MAY NOT BE MODIFIED OR AMENDED EXCEPT BY A WRITING SIGNED AND DELIVERED BY BORROWER AND LENDER.

10.         Miscellaneous provisions.

a.          This First Amendment shall be governed by and construed in accordance with the laws of the State of Louisiana.  This First Amendment may be executed in any number of counterparts, all of which counterparts, when taken together, shall constitute one and the same instrument.

b.          Except as expressly amended herein, the Agreement and all of the terms, conditions, and provisions set forth therein shall continue in full force and effect. The Agreement, as amended by this First Amendment, is hereby ratified and confirmed by the parties hereto.

c.         No novation or satisfaction of any indebtedness, obligations, and/or liabilities owed by any Obligor to Lender is intended by this First Amendment.

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d.            Unless specifically defined in this First Amendment, capitalized terms used herein shall have the meanings set forth in the Agreement.

11.        USA Patriot Act.  Lender is subject to the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”) and Lender hereby notifies Borrower that pursuant to the requirements of the Act, Lender is required to obtain, verify, and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.  Borrower shall, promptly following each request by Lender, provide all documentation and other information requested by Lender in order for Lender to comply with its ongoing obligations under the applicable “know your customer” and anti-money laundering rules and regulations, including the Act.

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Executed by the parties as of the date set forth above.

Lender:

Hancock Whitney Bank,
a Mississippi state chartered bank

By:	/s/ Grant Guillotte
Grant Guillotte
Senior Vice President

Borrower:

Viemed, Inc.

By:	/s/ Casey Hoyt
Casey Hoyt
Chief Executive Officer

Sleep Management, L.L.C.

By:	/s/ Casey Hoyt
Casey Hoyt
Member & Manager

Home Sleep Delivered, L.L.C.

By:	/s/ Casey Hoyt
Casey Hoyt
Member & General Manager

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EXHIBIT “A”

Form Quarterly Compliance Certificate

Hancock Whitney Bank
Attn:  Grant Guillotte
1301 Camellia Blvd., Suite 100
Lafayette, LA 70508

RE:	Compliance Certificate
Viemed, Inc., et al.

Dear Mr. Guillotte

This Compliance Certificate is submitted pursuant to the requirements of that certain Commercial Business Loan Agreement for Term Loans and Lines of Credit (the “Agreement”), dated February 21, 2018, as amended, by and among Viemed, Inc., Sleep Management, LLC, and Home Sleep Delivered, LLC (collectively, the “Borrowers”), and Hancock Whitney Bank (the “Lender”).  Pursuant to the appropriate paragraphs of the Agreement, Borrowers certify that:

No Defaults:  No condition, event, or act that, with or without notice or lapse of time or both, would constitute a default or event of default under the terms of the Agreement has occurred during (a) the three (3) month period ending ____________ 3_, 20___ (as applicable, the “Reporting Period”), or (b) the period since the submission of Borrower’s last Compliance Certificate, if longer than the Reporting Period.  Furthermore, the Borrowers have complied with all provisions of the Agreement.

Financial Covenants:  Borrowers submit the following financial information for the Reporting Period in accordance with the financial covenants and ratios contained in the Agreement:

I.          The Total Debt to Adjusted EBITDA Ratio for the Reporting Period was ______ to 1.00, as computed on a rolling four quarters basis immediately below.  The maximum allowed Total Debt to Adjusted EBITDA Ratio is 1.50 to 1.00.  Accordingly, the Total Debt to Adjusted EBITDA Ratio covenant set forth in Section D(8)(a) of the Agreement [has] [has not] been satisfied.

1)	Total Debt:			$___________

	a.	Debt for Borrowed Money	$___________
	b.	Capitalized Leases	$___________

2)	Adjusted EBITDA			$___________

	a.	Net Income	$___________
	b.	Tax Expense	$___________
	b.	Interest Expense	$___________
	c.	Depreciation Expense	$___________
	d.	Amortization Expense	$___________
	e.	Stock-based Compensation	$___________
	f.	Non-cash/recurring Gain/Loss	$___________

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RATIO (Item 1 divided by Item 2)	______________

II.          The Fixed Charge Coverage Ratio for the Reporting Period was ______ to 1.00, as computed on a rolling four quarters basis immediately below.  The minimum allowed Fixed Charge Coverage Ratio is 1.35 to 1.00.  Accordingly, the Fixed Charge Coverage Ratio covenant set forth in Section D(8)(b) of the Agreement [has] [has not] been satisfied.

1)	Adjusted EBITDAR less Dividends			$___________

	a.	Net Income	$___________
	b.	Tax Expense	$___________
	b.	Interest Expense	$___________
	c.	Depreciation Expense	$___________
	d.	Amortization Expense	$___________
	e.	Stock-based Compensation	$___________
	f.	Non-cash/recurring Gain/Loss	$___________
	g.	Lease Expense (COGS/G&A)	$___________
	h.	Dividends	$___________

2)	CMLTDpp plus CMCLOpp plus Interest Expense plus			$___________
Lease Expense (COGS/G&A) plus Cash Taxes[1]

	a.	CMLTDpp	$___________
	b.	CMCLOpp	$___________
	c.	Interest Expense	$___________
	d.	Lease Expense	$___________
	e.	Cash Taxes	$___________

RATIO (Item 1 divided by Item 2)	______________

III.       Working Capital for the Reporting Period was $________________, as computed immediately below.  The minimum allowed Working Capital is $2,500,000.00.  Accordingly, the Minimum Working Capital Requirement covenant set forth in Section D(8)(c) of the Agreement [has] [has not] been satisfied.

Total Current Assets less Total Current Liabilities			$___________

a.	Total Current Assets	$___________
b.	Total Current Liabilities	$___________

1 CMLTD is means “current maturing long-term debt” and CMCLO is means “current maturing capital lease obligations.”

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CERTIFIED this ___ day of ___________ 20__, by the undersigned executive officer of Borrowers.

Viemed, Inc.
Sleep Management, LLC
Home Sleep Delivered, LLC

By:
Print:
Title:

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